Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48356) pertaining to the Methode Electronics, Inc. 401(k) Savings Plan of our report dated June 24, 2026 with respect to the financial statements and supplemental schedules of the Methode Electronics, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.

/s/ Sassetti LLC

June 24, 2026

Oak Brook, Illinois